Consent of Independent Accountants



The Stockholders and Board of Directors
PowerTrader, Inc.


We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-50629) of PowerTrader, Inc. of our report dated January 12, 1999 relating to the Consolidated Balance Sheets of PowerTrader, Inc. as at June 30, 1998 and 1997 and the related Consolidated Statements of Loss, Cash Flow and Changes in Stockholders' Equity (Deficit) for each of the years in the three-year period ended June 30, 1998 and the Consolidated Statements of Loss, Cash Flow and Changes in Shareholders' Equity (Deficit) for the period from December 29, 1998 (inception of PowerTrader Software Inc.) to June 30, 1998 (cumulative), which report appears in the June 30, 1998 Annual Report on Form 10-KSB of PowerTrader, Inc.


                                                     /s/ BDO Dunwoody LLP

                                                     Chartered Accountants

Vancouver, British Columbia
March 22, 2000